Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Flowserve Names Karyn F. Ovelmen Chief Financial Officer

Experienced financial leader with strong operational orientation

Ovelmen to join Flowserve June 1, 2015

DALLAS, April 27, 2015 – Flowserve Corporation (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, announced today that Karyn F. Ovelmen will join Flowserve as Executive Vice President and Chief Financial Officer, effective June 1, 2015.

Ovelmen will join Flowserve from LyondellBasell Industries N.V., one of the world’s largest plastics and chemicals companies, where she has served as Executive Vice President and Chief Financial Officer since 2011. Ovelmen also serves as a member of LyondellBasell’s Management Board, which oversees the strategies, policies and resources for that company, which has approximately $45 billion in revenues, 13,000 employees worldwide and 58 manufacturing sites in 18 countries.

“I am delighted to welcome Karyn to the Flowserve leadership team,” said Mark Blinn, Flowserve president and chief executive officer. “Karyn brings a strong track record of success, is an operationally-focused executive and has substantial international experience. Her in-depth understanding of the industries we serve and her demonstrated results from partnering with operations to drive growth while implementing significant strategic, operational and financial improvements will position her to quickly add value at Flowserve. In short, Karyn is exactly the type of leader Flowserve desired for this role, and we look forward to her many contributions in the years ahead.”

Prior to LyondellBasell, Ovelmen served as Chief Financial Officer at both Petroplus Holdings AG, Europe’s largest independent refiner at the time, and Argus Atlantic Energy, the predecessor company to Petroplus. Ovelmen began her corporate career at Premcor, Inc., following 12 years in public accounting with PriceWaterhouseCoopers. A certified public accountant, Ovelmen earned her bachelor’s degree from the University of Connecticut.

Flowserve Contacts

Investor Contacts:

Jay Roueche, vice president, Investor Relations & Treasurer, (972) 443-6560

Mike Mullin, director, Investor Relations, (972) 443-6636

Media Contact:

Lars Rosene, vice president, Global Communications and Public Affairs, (972) 443-6644

About Flowserve: Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

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